Exhibit 5.1

Reed Smith LLP 2850 N. Harwood St., Suite 1500 Dallas, Texas 75201 Tel +1 469 680 4200 Fax +1 469 680 4299 reedsmith.com

August 25, 2026

Enhanced Group Inc.

169 Madison Avenue, Suite 15101

New York, New York 10016

Re:	Enhanced Group Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) being filed by Enhanced Group Inc., a Texas corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale by the selling securityholders named therein of up to 13,131,708 shares Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) consisting of (i) up to 6,426,735 shares of Class A Common Stock (the “Initial PIPE Shares”) issued to certain investors in a private placement (the “Private Placement”), (ii) 278,238 shares of Class A Common Stock issued to certain service providers (the “Service Provider Shares”), and (iii) up to 6,426,735 shares of Class A Common Stock (the “PIPE Warrant Shares,” and together with the Initial Shares and the Service Provider Shares, collectively, the “Shares”) issuable upon exercise of outstanding warrants to purchase Class A Common Stock issued to certain investors in the Private Placement (the “Warrants”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For purposes of the opinions herein, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of the following:

(1)	the Registration Statement, including the prospectus contained therein and the exhibits thereto;

(2)	the Securities Purchase Agreement, dated as of June 14, 2026 (the “Purchase Agreement”), pursuant to which the Initial Shares and the Warrants were issued;

(3)	the Share Issuance Agreements, dated as of August 24, 2026 (the “Issuance Agreements”), pursuant to which the Service Provider Shares were issued;

(4)	the Certificate of Formation of the Company, as in effect on the date hereof;

(5)	the Bylaws of the Company, as in effect on the date hereof;

Reed Smith LLP 2850 N. Harwood St., Suite 1500 Dallas, Texas 75201 Tel +1 469 680 4200 Fax +1 469 680 4299 reedsmith.com

(6)

resolutions of the board of directors and, as applicable, the shareholders of the Company relating to the authorization of the Purchase Agreement, Issuance Agreements, and the transactions contemplated thereby, the filing of the Registration Statement, the issuance of the Initial Shares, the Service Provider Shares, and the Warrants, and the reservation of the Warrant Shares for issuance upon exercise of the Warrants;

(7)	the form of Warrant pursuant to which the Warrants were issued; and

(8)	a certificate of fact of the Company issued by the Secretary of State of the State of Texas.

We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. With respect to any such records, agreements, documents, instruments, certificates or comparable documents on which we have relied and that was given or dated earlier than the date of this letter, we have assumed that the information contained therein has remained accurate, as far as relevant to the statements contained herein, from such earlier date through and including the date of this letter.

In rendering the opinions set forth below, we have assumed:

(a)	the genuineness of all signatures;

(b)	the legal capacity of natural persons;

(c)	the authenticity of all items submitted to us as originals;

(d)	the conformity to original documents of all documents submitted to us as duplicates or conformed copies and the authenticity of the originals of such copies

(e)	as to matters of fact, the truthfulness of the representations made in certificates or comparable documents of public officials and officers of the Company;

(f)	the exercise price of the Warrants will not be adjusted to an amount below the par value per share of Class A Common Stock;

(g)

the Warrants constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and

(h)

with respect to the Warrant Shares, at the time of the issuance and delivery of each of the Warrant Shares (i) the Company will be validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) the issuance and delivery by the Company of such Warrant Shares pursuant to the Warrants will not constitute a breach or violation of its

Reed Smith LLP 2850 N. Harwood St., Suite 1500 Dallas, Texas 75201 Tel +1 469 680 4200 Fax +1 469 680 4299 reedsmith.com organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the Texas Business Organizations Code (the “TBOC”), assuming there shall not have been any change in such laws affecting the validity or enforceability of the Warrants and such Warrant Shares) and (iii) the issuance and delivery by the Company of such Warrant Shares (1) will not constitute a breach or default under any agreement or instrument that is binding upon the Company and (2) will comply with all applicable regulatory requirements.

We have not independently established the validity of the foregoing assumptions.

Based on the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1.	The Shares are validly issued, fully paid and nonassessable.

2.

The Warrant Shares have been duly authorized for issuance and, when issued and delivered upon exercise of the Warrants and payment of any consideration for the Warrant Shares in accordance with the terms of the Purchase Agreement, and the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

The opinions stated herein are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) public policy considerations which may limit the rights of parties to obtain certain remedies, (ii) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (iii) any provision waiving the right to object to venue in any court; (iv) any agreement to submit to the jurisdiction of any federal court; and (v) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit.

Our opinion is limited to the TBOC, and we do not express any opinion herein concerning any other law. This opinion letter speaks only as of its date.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to use of our name under the caption “Validity of Securities” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/S/ REED SMITH LLP